Exhibit 99.1

Investor Relations Contact
Mike Saviage
Adobe Systems Incorporated
408-536-4416
ir@adobe.com

Public Relations Contact
Holly Campbell
Adobe Systems Incorporated
408-536-6401
campbell@adobe.com

FOR IMMEDIATE RELEASE

Adobe Reports Record Quarterly and Fiscal Year Revenue

Strong Adoption of Creative Suite, Acrobat and Enterprise Solutions Drives 23 Percent Annual Revenue Growth

SAN JOSE, Calif. — December 17, 2007 — Adobe Systems Incorporated (Nasdaq:ADBE) today reported financial results for its fourth quarter and fiscal year ended November 30, 2007.

In the fourth quarter of fiscal 2007, Adobe achieved record revenue of $911.2 million, compared to $682.2 million reported for the fourth quarter of fiscal 2006 and $851.7 million reported in the third quarter of fiscal 2007. This represents 34 percent year-over-year revenue growth. Adobe’s fourth quarter revenue target range was $860 to $890 million.

“Driving our Q4 results were continued adoption of our Creative Suite 3 family of products, record revenue for Acrobat and strong momentum in our enterprise business,” said Shantanu Narayen, president and chief executive officer of Adobe. “As we enter fiscal 2008, we are performing exceptionally well and the Company is positioned to achieve a sixth consecutive year of double-digit growth.”

Adobe Reports Record Annual Revenue in Fiscal Year 2007

In fiscal year 2007, Adobe achieved record revenue of $3.158 billion, compared to $2.575 billion in fiscal 2006. On a year-over-year basis, annual revenue grew 23 percent.

Adobe’s annual GAAP net income was $723.8 million in fiscal 2007, compared to $505.8 million in fiscal 2006. Adobe’s annual non-GAAP net income was $965.8 million in fiscal 2007, compared to $757.3 million in fiscal 2006.

GAAP diluted earnings per share for fiscal 2007 were $1.21, compared to $0.83 in fiscal 2006. Non-GAAP diluted earnings per share for fiscal 2007 were $1.61, compared to $1.24 in fiscal 2006.

Fourth Quarter GAAP Results

Adobe’s GAAP diluted earnings per share for the fourth quarter of fiscal 2007 were $0.38, based on 587.9 million weighted average shares. This compares with GAAP diluted earnings per share of $0.30 reported in the fourth quarter of fiscal 2006 based on 602.2 million weighted average shares, and GAAP diluted earnings per share of $0.34 reported in the third quarter of fiscal 2007 based on 597.3 million weighted average shares. Adobe’s fourth quarter GAAP earnings per share target range was $0.35 to $0.37.

GAAP operating income was $275.8 million in the fourth quarter of fiscal 2007, compared to $163.4 million in the fourth quarter of fiscal 2006 and $255.0 million in the third quarter of fiscal 2007. As a percent of revenue, GAAP operating income in the fourth quarter of fiscal 2007 was 30.3 percent, compared to 23.9 percent in the fourth quarter of fiscal 2006 and 29.9 percent in the third quarter of fiscal 2007.

GAAP net income was $222.2 million for the fourth quarter of fiscal 2007, compared to $183.2 million reported in the fourth quarter of fiscal 2006, and $205.2 million in the third quarter of fiscal 2007.

Fourth Quarter Non-GAAP Results

Non-GAAP diluted earnings per share for the fourth quarter of fiscal 2007 were $0.49. This compares with non-GAAP diluted earnings per share of $0.33 reported in the fourth quarter of fiscal 2006, and non-GAAP diluted earnings per share of $0.45 reported in the third quarter of fiscal 2007. Adobe’s fourth quarter non-GAAP earnings per share target range was $0.46 to $0.48.

Adobe’s non-GAAP operating income was $362.2 million in the fourth quarter of fiscal 2007, compared to $256.4 million in the fourth quarter of fiscal 2006 and $340.9 million in the third quarter of fiscal 2007. As a percent of revenue, non-GAAP operating income in the fourth quarter of fiscal 2007 was 39.7 percent, compared to 37.6 percent in the fourth quarter of fiscal 2006 and 40.0 percent in the third quarter of fiscal 2007.

Non-GAAP net income was $289.6 million for the fourth quarter of fiscal 2007, compared to $198.9 million in the fourth quarter of fiscal 2006, and $269.4 million in the third quarter of fiscal 2007.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Adobe Provides First Quarter and Fiscal Year 2008 Financial Targets

For the first quarter of fiscal 2008, Adobe announced it is targeting revenue of $855 million to $885 million. The Company is targeting a GAAP operating margin of 30 to 31 percent in the first quarter. On a non-GAAP basis, the Company is targeting a first quarter operating margin of approximately 40 percent.

In addition, Adobe is targeting its share count to be between 586 million and 588 million shares in the first quarter of fiscal 2008. The Company also is targeting other income in its first quarter to be $15 million to $17 million, with a GAAP and non-GAAP tax rate of approximately 27 percent.

These targets lead to a first quarter GAAP earnings per share target range of $0.34 to $0.36. On a non-GAAP basis, the Company is targeting earnings per share of $0.44 to $0.46.

For fiscal year 2008, Adobe reaffirmed it is targeting annual revenue growth of approximately 13 percent. The Company is targeting a GAAP operating margin of approximately 30 percent, and a non-GAAP operating margin of approximately 39 percent.

A reconciliation between GAAP and non-GAAP financial targets is provided at the end of this press release.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including those related to revenue, operating margin, other income, tax rate, share count, earnings per share, and anticipated business momentum which involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: delays in development or shipment of Adobe’s new products or major new versions of existing products, introduction of new products by existing and new competitors, failure to successfully manage transitions to new business models and markets, adverse changes in general economic or political conditions in any of the major countries in which Adobe does business, difficulty in predicting revenue from new businesses, failure to anticipate and develop new products and services in response to changes in demand for application software and software delivery, computers, printers, or other non PC-devices, costs related to intellectual property acquisitions, disputes and litigation, inability to protect Adobe’s intellectual property from unauthorized copying, use, disclosure or malicious attack, failure to realize the anticipated benefits of past or future acquisitions and difficulty in integrating such acquisitions, changes to Adobe’s distribution channel, disruption of Adobe’s business due to catastrophic events, risks associated with international operations, fluctuations in foreign currency exchange rates, changes in, or interpretations of, accounting principles, impairment of Adobe’s goodwill or intangible assets, unanticipated changes in, or interpretations of, Adobe’s effective tax rates, Adobe’s inability to attract and retain key personnel, market risks associated with Adobe’s equity investments, and interruptions or terminations in Adobe’s relationships with turnkey assemblers. For further discussion of these and other risks and uncertainties, individuals should refer to Adobe’s SEC filings.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in Adobe’s Annual Report on Form 10-K for the fiscal year ended November 30, 2007, which the Company expects to file in January, 2008. Adobe does not undertake an obligation to update forward-looking statements.

About Adobe Systems Incorporated

Adobe revolutionizes how the world engages with ideas and information — anytime, anywhere and through any medium. For more information, visit www.adobe.com.

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© 2007 Adobe Systems Incorporated. All rights reserved. Adobe, the Adobe logo, Creative Suite and Acrobat are either registered trademarks or trademarks of Adobe Systems Incorporated in the United States and/or other countries. All other trademarks are the property of their respective owners.

Condensed Consolidated Statements of Income
(In thousands, except per share data; unaudited)

	Three Months Ended		Year Ended
	November 30, 2007	December 1, 2006	November 30, 2007	December 1, 2006
Revenue:
Products	$872,375	$653,805	$3,019,524	$2,484,710
Services and support	38,836	28,370	138,357	90,590
Total revenue	911,211	682,175	3,157,881	2,575,300

Total cost of revenue:
Products	77,286	61,080	270,818	226,506
Services and support	21,310	18,545	83,876	65,951
Total cost of revenue	98,596	79,625	354,694	292,457

Gross profit	812,615	602,550	2,803,187	2,282,843

Operating expenses:
Research and development	162,847	138,416	613,242	539,684
Sales and marketing	282,065	225,727	984,388	867,145
General and administrative	73,978	57,273	274,982	234,597
Restructuring and other charges	—	—	555	20,251
Amortization of purchased intangibles and incomplete technology	17,893	17,762	72,435	69,873
Total operating expenses	536,783	439,178	1,945,602	1,731,550

Operating income	275,832	163,372	857,585	551,293

Non-operating income:
Investment gain (loss)	(1,935)	64,967	7,134	61,249
Interest and other income, net	16,780	19,622	82,471	67,185
Total non-operating income	14,845	84,589	89,605	128,434

Income before income taxes	290,677	247,961	947,190	679,727
Provision for income taxes	68,469	64,717	223,383	173,918

Net income	$222,208	$183,244	$723,807	$505,809

Basic net income per share	$0.39	$0.31	$1.24	$0.85

Shares used in computing basic net income per share	574,716	584,798	584,203	593,750

Diluted net income per share	$0.38	$0.30	$1.21	$0.83

Shares used in computing diluted net income per share	587,865	602,175	598,775	612,222

Condensed Consolidated Balance Sheets

(In thousands, except per share data; unaudited)

	November 30,	December 1,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$946,422	$772,500
Short-term investments	1,047,432	1,508,379
Trade receivables, net of allowances for doubtful accounts of $4,398 and $6,798, respectively	318,145	356,815
Other receivables	44,666	51,851
Deferred income taxes	171,472	155,613
Prepaid expenses and other assets	44,840	39,311
Total current assets	2,572,977	2,884,469

Property and equipment, net	289,758	227,197
Goodwill	2,148,102	2,149,494
Purchased and other intangibles, net	402,619	506,405
Investment in lease receivable	207,239	126,800
Other assets	92,984	68,183
	$5,713,679	$5,962,548

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade and other payables	$66,867	$55,031
Accrued expenses	383,436	303,550
Accrued restructuring	3,731	10,088
Income taxes payable	215,058	178,368
Deferred revenue	183,318	130,310
Total current liabilities	852,410	677,347

Long-term liabilities:
Deferred revenue	25,950	32,644
Deferred income taxes	148,943	70,715
Accrued restructuring	13,987	21,984
Other liabilities	22,407	7,982
Total liabilities	1,063,697	810,672

Stockholders’ equity:
Preferred stock, $0.0001 par value; 2,000 shares authorized	—	—
Common stock, $0.0001 par value	61	61
Additional paid-in-capital	2,340,969	2,451,610
Retained earnings	4,041,592	3,317,785
Accumulated other comprehensive income	27,948	6,344
Treasury stock, at cost (29,425 and 13,608 shares, respectively), net of re-issuances	(1,760,588)	(623,924)
Total stockholders’ equity	4,649,982	5,151,876
	$5,713,679	$5,962,548

Condensed Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three Months Ended
	November 30, 2007	December 1, 2006
Cash flows from operating activities:
Net income	$222,208	$183,244
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and accretion	78,190	75,276
(Tax related benefits), net of stock compensation expense	(11,750)	69,340
Net investment (gains) losses	4,058	(75,648)
Changes in deferred revenue	17,166	38,163
Changes in operating assets and liabilities	88,155	661

Net cash provided by operating activities	398,027	291,036

Cash flows from investing activities:
Sales and maturities of short-term investments, net of (purchases)	358,572	(155,814)
Purchases of property and equipment	(28,131)	(33,081)
Purchases of long term investments and other assets, net of sales	(25,002)	62,921
Acquisitions, net of cash	(8,798)	(17,499)

Net cash provided by (used for) investing activities	296,641	(143,473)

Cash flows from financing activities:
Purchases of treasury stock, net of re-issuances	(338,378)	(51,957)
Excess tax benefits from stock-based compensation	30,654	31,702

Net cash used for financing activities	(307,724)	(20,255)
Effect of exchange rate changes on cash and cash equivalents	195	438

Net increase in cash and cash equivalents	387,139	127,746

Cash and cash equivalents at beginning of period	559,283	644,754

Cash and cash equivalents at end of period	$946,422	$772,500

Non-GAAP Results

(In thousands, except per share data)

The following table shows Adobe’s non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended			Year Ended
	November 30, 2007	December 1, 2006	August 31, 2007	November 30, 2007	December 1, 2006

GAAP operating income	$275,832	$163,372	$255,025	$857,585	$551,293
SFAS 123R stock-based compensation	35,078	30,006	32,805	125,964	106,845
Amortization of Macromedia stock-based compensation	4,713	9,505	5,902	24,023	63,686
Restructuring and other charges	—	—	555	555	20,251
Amortization of purchased intangibles and incomplete technology	46,570	53,484	46,570	200,810	217,007
Non-GAAP operating income	$362,193	$256,367	$340,857	$1,208,937	$959,082

GAAP net income	$222,208	$183,244	$205,243	$723,807	$505,809
SFAS 123R stock-based compensation, net of tax	26,800	17,133	24,307	92,537	74,925
Amortization of Macromedia stock-based compensation, net of tax	3,601	5,427	4,373	17,720	45,308
Restructuring and other charges, net of tax	—	—	411	411	14,900
Amortization of purchased intangibles and incomplete technology, net of tax	35,524	30,539	34,521	147,986	150,915
R&D tax benefit, net of tax	—	—	—	(12,330)	—
Investment (gain) loss, net of tax	1,478	(37,450)	514	(4,312)	(34,596)
Non-GAAP net income	$289,611	$198,893	$269,369	$965,819	$757,261

Diluted net income per share:

GAAP net income	$0.38	$0.30	$0.34	$1.21	$0.83
SFAS 123R stock-based compensation, net of tax	0.05	0.03	0.04	0.15	0.12
Amortization of Macromedia stock-based compensation, net of tax	0.01	0.01	0.01	0.03	0.07
Restructuring and other charges, net of tax	—	—	—	—	0.02
Amortization of purchased intangibles and incomplete technology, net of tax	0.05	0.05	0.06	0.25	0.26
R&D tax benefit, net of tax	—	—	—	(0.02)	—
Investment (gain) loss, net of tax	—	(0.06)	—	(0.01)	(0.06)
Non-GAAP net income	$0.49	$0.33	$0.45	$1.61	$1.24

Shares used computing diluted net income per share	587,865	602,175	597,334	598,775	612,222

The following table shows the Company’s reconciliation of non-GAAP to GAAP operating expense.

	Three Months Ended
	November 30, 2007	August 31, 2007

GAAP operating expenses	$536,783	$504,040
SFAS 123R stock-based compensation	(34,414)	(31,952)
Amortization of Macromedia stock-based compensation	(4,163)	(5,214)
Restructuring and other charges	—	(555)
Amortization of purchased intangibles and incomplete technology	(17,893)	(17,893)
Non-GAAP operating expenses	$480,313	$448,426

The following table shows the Company’s reconciliation of non-GAAP to GAAP operating margin.

	Three Months Ended			Year Ended
	November 30 2007	December 1, 2006	August 31, 2007	November 30, 2007	December 1, 2006

GAAP operating margin	30.3%	24.0%	29.9%	27.2%	21.4%
SFAS 123R stock-based compensation	3.8	4.4	3.9	4.0	4.1
Amortization of Macromedia stock-based compensation	0.5	1.4	0.7	0.8	2.5
Restructuring and other charges	—	—	0.1	—	0.8
Amortization of purchased intangibles and incomplete technology	5.1	7.8	5.4	6.3	8.4
Non-GAAP operating margin	39.7%	37.6%	40.0%	38.3%	37.2%

First Quarter and Fiscal Year 2008 Non-GAAP Financial Targets

The following tables show Adobe’s First Quarter and Fiscal Year 2008 non-GAAP financial targets reconciled to GAAP financial targets included in this release.

	First Quarter Fiscal 2008		Fiscal Year
	Low	High	2008

GAAP operating margin	30.0%	31.0%	30.0%
SFAS 123R stock-based compensation	5.3	4.6	4.8
Amortization of purchased intangibles and incomplete technology	4.7	4.4	4.2
Non-GAAP operating margin	40.0%	40.0%	39.0%

	First Quarter Fiscal 2008
	Low	High

GAAP net income per share	$0.34	$0.36
SFAS 123R stock-based compensation, net of tax	0.06	0.05
Amortization of purchased intangibles and incomplete technology, net of tax	0.04	0.05
Non-GAAP net income per share	$0.44	$0.46
Shares used in computing diluted net income per share	588.0	586.0

Adobe continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Adobe uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Adobe’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Adobe presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Adobe’s operating results in a manner that focuses on what Adobe believes to be its ongoing business operations. Adobe’s management believes it is useful for itself and investors to review, as applicable,  both GAAP information that includes the stock-based compensation impact of SFAS 123R and related tax impact, amortization of Macromedia stock-based compensation and related tax impact, restructuring and other charges and related tax impact, amortization of purchased intangibles and incomplete technology and related tax impact, investment gains and losses and related tax impact, the net tax impact of the R&D tax benefit, the income tax effect of the non-GAAP pre-tax adjustments from the provision for income taxes, and the non-GAAP measures that exclude such information in order to assess the performance of Adobe’s business and for planning and forecasting in subsequent periods. Whenever Adobe uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.